UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 28, 2011
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 961-3200
Copies of all communications to:

Terremark Worldwide, Inc. One Biscayne Tower 2 South Biscayne Boulevard Suite 2800 Miami, FL 33131 (305) 961-3200 Attn: Adam T. Smith, Chief Legal Officer	Greenberg Traurig, LLP MetLife Building 250 Park Avenue New York, NY 10166 (212) 801-9200 Attn: Clifford E. Neimeth	Greenberg Traurig, P.A. 333 Avenue of the Americas (333 S.E. 2nd Avenue) Suite 4400 Miami, FL 33131 (305) 579-0500 Attn: Jaret L. Davis
Greenberg Traurig, LLP
2375 East Camelback Road
Suite 700
Phoenix, AZ 85016
(602) 445-8000
Attn: Clifford E.
Neimeth
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     As previously reported, on January 27, 2011, Terremark Worldwide, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Verizon Communications Inc., a Delaware corporation (“Parent”), and Verizon Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on February 10, 2011 to acquire all outstanding shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) at a purchase price of $19.00 per share, net to the seller in cash, less any required withholding taxes. The Merger Agreement further provides that, following completion of the Offer, Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”). Capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 27, 2011.
     Subsequent to the announcement of the Merger Agreement, eight putative class action lawsuits were filed in connection with the Merger Agreement. These lawsuits are: (i) Schaefer v. Terremark Worldwide, Inc., et al. (Case No. 11-03279-CA-32), filed on January 31, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida; (ii) Stackewicz v. Terremark Worldwide, Inc., et al. (Case No. 11-03106-CA-40), filed on January 28, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida; (iii) Jiannaras v. Terremark Worldwide, Inc., et al. (Case No. 11-03471-CA-40), filed on February 2, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida; (iv) Hogan v. Terremark Worldwide, Inc., et al. (Case No. 1:11-cv-20369), filed on February 2, 2011 in the United States District Court, Southern District of Florida, Miami Division; (v) Minneapolis Firefighters’ Relief Association v. Guillermo Amore, et al. (Case No. 6175-VCN), filed on February 7, 2011 in the Court of Chancery of the State of Delaware; (vi) Trejo v. Terremark Worldwide, Inc., et al. (Case No. 11-04668-CA-3), filed on February 11, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida; (vii) Adams v. Guillermo Amore, et al. (Case No. 11-04838-CA-13), filed on February 14, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida and (viii) Abril v. Manuel Medina, et al. (Case No. 1:11-CV-20555); filed on February 18, 2011 in the United States District Court, Southern District of Florida, Miami Division.
     All of the complaints except for the Minneapolis Firefighters’ Relief Association complaint name the Company, the members of the Company’s Board of Directors (the “Board of Directors”), Parent and Purchaser as defendants. The Minneapolis Firefighters’ Relief Association suit names the members of the Board of Directors, Parent and Purchaser, but not the Company, as defendants. The Adams suit names the Company, the members of the Board of Directors, Parent, Purchaser, and Credit Suisse Securities (USA) LLC, the Company’s financial advisor, as defendants. All eight lawsuits are brought by purported stockholders, both individually and on behalf of a putative class of stockholders, alleging that the Board of Directors breached its fiduciary duties in connection with the Offer and the Merger by purportedly failing to maximize stockholder value, and that the Company (as applicable), Parent, and Purchaser aided and abetted the alleged breaches. The Adams and Abril complaints allege that the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 failed to disclose certain material information to the Company’s stockholders. All eight lawsuits seek equitable relief, including, among other things, to enjoin consummation of the Offer and the Merger and an award of all costs, including reasonable attorneys’ fees. The Schaefer, Stackewicz, Jiannaras, Hogan and Adams complaints also seek rescission of the Merger Agreement and/or the proposed transaction. The Hogan, Minneapolis Firefighters’ Relief Association and Abril complaints additionally seek compensatory and/or recissory damages.

     On February 28, 2011, the Company announced that the Company, Parent and Purchaser entered into a memorandum of understanding (“MOU”) providing for the settlement of all eight lawsuits.
     The MOU provides, among other things, that, in consideration for the settlement of all eight lawsuits, the Company, Parent and Purchaser will amend the Merger Agreement to (i) extend the initial expiration date of the Offer from March 10, 2011 to March 21, 2011, (ii) eliminate the Company’s so-called “force-the-vote” covenant contained in Section 5.4(c) of the Merger Agreement, (iii) reduce the Termination Fee payable to Parent from $52,500,000 to $40,000,000 and (iv) eliminate Purchaser’s right to exercise the Top-Up Option contained in Section 1.4 of the Merger Agreement. The Company will also make certain additional disclosures regarding the background of the events leading to the signing of the Merger Agreement on January 27, 2011 and with respect to certain of the analyses undertaken by the Company’s financial advisor in connection with such financial advisor’s assessment of the fairness to the Company’s stockholders, from a financial point of view, of the $19.00 net per Share Offer Price and Merger Consideration.
     On February 28, 2011, Company, Parent and Purchaser entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”) reflecting the foregoing amendments to the Merger Agreement.
     Except as otherwise specifically amended in Amendment No. 1, the Merger Agreement, as modified by Amendment No. 1, remains in full force and effect. The foregoing description of Amendment No. 1 and the MOU is only a summary and is qualified in its entirety by reference to Amendment No. 1 and the MOU, which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K, and Exhibit 2.1 is incorporated herein by reference.
     Amendment No. 1 has been filed herewith as required by applicable SEC regulations and solely to inform investors of its terms. The Merger Agreement and Amendment No. 1 contain representations, warranties and covenants, which were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and Amendment No. 1, are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and Amendment No. 1 and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The holders of Common Stock and other investors are not third-party beneficiaries under the Merger Agreement or Amendment No. 1 and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates.

Item 8.01	Other Events.
     On February 28, 2011, the Company issued a press release announcing that it entered into the MOU and that the Company, Parent and Purchaser also agreed to Amendment No. 1, a copy of which has been filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of February 28, 2011, among Terremark Worldwide, Inc., Verizon Communications Inc. and Verizon Holdings Inc.
99.1	Memorandum of Understanding, dated as of February 28, 2011
99.2	Press Release of Terremark Worldwide, Inc., dated February 28, 2011
     Additional Information and Where to Find It
     This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Offer for outstanding shares of Common Stock commenced on February 10, 2011, and, in connection with the Offer, Parent caused Purchaser to file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”). The Company’s stockholders are strongly advised to read the tender offer statement, as amended from time to time (including the offer to purchase, letter of transmittal and related tender offer documents), and the related solicitation/recommendation statement on Schedule 14D-9, as amended from time to time, filed by the Company with the SEC because they contain important information about the proposed transaction. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents may be obtained free of charge by directing a request to Parent at 212-395-1525. A copy of the tender offer statement and the solicitation/recommendation statement are also available to all stockholders of the Company by contacting the Company’s Investor Relations at 305-961-3109 or hblankenbaker@terremark.com.
     This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed acquisition, the Company filed a proxy statement in preliminary form with the SEC on February 22, 2011, and intends to file relevant materials with the SEC, including the Company’s proxy statement in definitive form. The Company’s stockholders are strongly advised to read all relevant documents filed with the SEC, including the Company’s definitive proxy statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from the Company by contacting the Company’s Investor Relations at 305-860-7822 or hblankenbaker@terremark.com.
     Participants in the Solicitation
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement on Schedule 14A, as amended, filed with the SEC on June 18, 2010 and the Company’s Annual Report on Form 10-K filed with the SEC on June 14, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the definitive proxy statement that the Company intends to file with the SEC.

     Safe Harbor Statement
     Certain statements made in this Current Report on Form 8-K that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to the Company’s announced transaction with Parent and Purchaser. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company stockholders will tender their shares of Common Stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer and the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; and other risks and uncertainties discussed in documents filed with the SEC by the Company, as well as the tender offer documents filed by Parent and Purchaser and the solicitation/recommendation statement and proxy statement and other relevant materials filed or to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: March 1, 2011	By:	/s/ Adam T. Smith
Adam T. Smith
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of February 28, 2011, among Terremark Worldwide, Inc., Verizon Communications Inc. and Verizon Holdings Inc.
99.1	Memorandum of Understanding, dated as of February 28, 2011
99.2	Press Release of Terremark Worldwide, Inc., dated February 28, 2011